UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

to Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2022

Date of Report (Date of earliest event reported)

Goldenbridge Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40132	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15/F, Aubin House 171-172 Gloucester Road Wanchai, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 186-0217-2929

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	GBRGU	NASDAQ Capital Market
Ordinary Shares	GBRG	NASDAQ Capital Market
Warrants	GBRGW	NASDAQ Capital Market
Rights	GBRGR	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 25, 2022, Goldenbridge Acquisition Limited (the “Company” or “Goldenbridge”) issued an unsecured promissory note in the aggregate principal amount of $174,561.30 (the “Note”) to Auto Services Group Limited (“SunCar”), the counterparty to the previously announced agreement and plan of merger dated as of May 23, 2022, pursuant to which a proposed business combination among SunCar, Goldenbridge, Purchaser and Merger Sub would occur. The Note does not bear interest and matures upon closing of the Company’s initial business combination. In addition, the Note may be converted by SunCar into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit. The proceeds of the Note have been deposited in the Company’s trust account in connection with extending the business combination completion window until March 4, 2023.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2022, subsequent to the approval by its shareholders of the amended and restated memorandum and articles of association (the “Amended Charter”) of the Company, the Company filed the Amended Charter with the British Virgin Islands General Registry, effective the same day. The Amended Charter extends the date by which the Company has to consummate a business combination up to three (3) times for an additional three (3) months each time, from December 4, 2022 to September 4, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 23, 2022, the Company held an extraordinary general meeting of shareholders (the “Meeting”). Summarized below are the results of the matters submitted to a vote at the Meeting.

Matter	For	Against	Abstain
Proposal 1 – The Charter Amendment Proposal - A proposal to amend the Company’s Amended Charter to extend the date by which the Company has to consummate a business combination up to three (3) times for an additional three (3) months each time, from December 4, 2022 to September 4, 2023.	5,506,270	406,025	29,021

Item 7.01 Regulation FD Disclosure.

The Company’s shareholders elected to redeem an aggregate of 4,004,387 ordinary shares in connection with the Meeting. Following such redemptions and the deposit of the extension payment described above, the amount of funds remaining in the trust account is approximately $18.3 million. Accordingly, following such redemptions and the deposit of the extension payment, the Company has 3,561,863 ordinary shares issued and outstanding (1,816,250 of which are shares held by our initial shareholders and are not subject to redemption) and the pro rata portion of the funds available in the trust account is approximately $10.4877 per public share.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Goldenbridge Acquisition Limited, dated November 24, 2022
10.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2022

Goldenbridge Acquisition Limited

By:	/s/ Yongsheng Liu
Name:	Yongsheng Liu
Title:	Chief Executive Officer

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